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                                 [LETTERHEAD]


                        INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference, in the Registration Statements of Nortech Systems Incorporated on Forms S-8 registered on June 21, 1994 and June 30, 1993, of our reports dated February 12, 1999, in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                  /s/ Larson, Allen, Weishair & Co., LLP
                                  --------------------------------------
                                  LARSON, ALLEN, WEISHAIR & CO., LLP

St. Cloud, Minnesota
March 31, 1999